Exhibit 10.1

PURCHASE AGREEMENT

Among:

RIMROCK GOLD CORP.

and

GEOLOGIX EXPLORATIONS INC.

and

GEOLOGIX (U.S.) INC.

For

Mining Claims

on the Silver Cloud Gold-Silver Property

Dated as of

May 3, 2013

SCHEDULES:

Schedule 1	-	Geologix Mining Claims
Schedule 2	-	Mining Claims Map
Schedule 3	-	Outstanding Claims by Natives
Schedule 4	-	Outstanding Proceedings
Schedule 5	-	Material Contracts

PURCHASE AGREEMENT

THIS AGREEMENT is made as of May 3, 2013

AMONG:

RIMROCK GOLD CORP., a corporation existing under the laws of the State of Nevada (“Rimrock”)

— and —

GEOLOGIX EXPLORATIONS INC., a corporation existing under the laws of the Province of British Columbia (“Geologix Canada”)

— and —

GEOLOGIX (U.S.) INC., a corporation existing under the laws of the State of Nevada (“Geologix USA” and, together with Geologix Canada, “Geologix”)

RECITALS:

(I)
WHEREAS, Geologix is the recorded and beneficial holder of a one-hundred percent (100%) undivided right, title and interest, subject only to the Royalties (as defined herein),  in and to the Geologix Claims (as defined herein) and the Pescio Lease (as defined herein) and together the Geologix Claims and Pescio Claims (as defined herein) comprise 552 unpatented mining claims located on the Silver Cloud gold-silver property located in northern Nevada within the Northern Nevada Rift near the Juncture with the Carlin Trend and adjacent to the Hollister low-sulfidation, bonanza epithermal gold deposit of Great Basin Gold, as described in Schedule “1” – Geologix Mining Claims and identified in the map attached hereto as Schedule “2” – Mining Claims Map (collectively herein called the “Mining Claims”); and

(II)	WHEREAS, the Parties have executed a term sheet dated as of March 20, 2013, providing the general commercial terms and conditions for the transaction contemplated herein (the “Term Sheet”); and

(III)
WHEREAS, Geologix has agreed to transfer and Rimrock has agreed to purchase the one-hundred percent (100%) undivided right, title and interest in and to the Geologix Claims and the Pescio Lease, free and clear of all encumbrances, other than the Royalties, on the terms and conditions set out herein (the “Acquisition”).

NOW THEREFORE, in consideration of the respective covenants and agreements contained in this purchase agreement (the “Agreement”), and for other good and valuable consideration, the Parties hereto agree with each other as follows:

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION

Section 1.1 Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

“Acquisition” has the meaning ascribed thereto in Recital “I” of this Agreement.

“Affiliate” of any Person means, at the time such determination is being made, any other Person who has control or who is controlled by or under common control with such first Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person through the legal or beneficial ownership of voting securities, the right to appoint directors or management, by contract, voting trust, or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this agreement, including all schedules, and all written amendments or restatements as permitted, and references to “Article” or “Section” hereof mean the specified Article or Section of this Agreement.

“Business Day” means any day, other than a Saturday or Sunday, on which banks in Toronto, Ontario, Vancouver, British Columbia or Las Vegas, Nevada are open for commercial banking business during normal banking hours.

“Closing” has the meaning given to it in Section 4.1(b).

“Closing Date” has the meaning given to it in Section 4.1(a).

“Confidential Information” means all information, data, knowledge and know-how (including, but not limited to, formulas, patterns, compilations, programs, devices, methods, techniques and processes) that are a source of independent economic value, actual or potential, as a result of not being generally known to, or readily ascertainable by, third parties and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy, including without limitation all analyses, interpretations, compilations, studies and evaluations of such information, data, knowledge and know-how generated or prepared by or on behalf of either Party.

“Effective Date” means the date of this Agreement.

“Encumbrance” means any mortgage, deed of trust, pledge, lien, security interest, adverse interest, net profits interest, royalty, overriding royalty interest, other payment out of production, claim, option to acquire or sell, off-take agreement, third party right of first refusal or pre-emptive right, other third person interest or other encumbrance or burden of any nature, whether contingent or absolute, and any agreement to grant any of the foregoing.

“Environmental Laws” means Laws aimed at reclamation or restoration of the Property; abatement of pollution; protection of the environment; protection of wildlife, including endangered species; ensuring public safety from environmental hazards; protection of cultural or historic resources; management, storage or control of hazardous materials and substances; releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances as wastes into the environment, including without limitation, ambient air, surface water and groundwater; and all other Laws relating to the manufacturing, processing, distribution, use, treatment, storage, disposal, handling or transport of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

“Environmental Liabilities” means any and all claims, actions, causes of action, damages, losses, liabilities, obligations, penalties, judgments, amounts paid in settlement, assessments, costs, disbursements, or expenses (including, without limitation, attorneys' fees and costs, experts' fees and costs, and consultants' fees and costs) of any kind or of any nature whatsoever that are asserted against either Party, by any person or entity other than the other Party, alleging liability (including, without limitation, liability for studies, testing or investigatory costs, cleanup costs, response costs, removal costs, remediation costs, containment costs, restoration costs, corrective action costs, closure costs, reclamation costs, natural resource damages, property damages, business losses, personal injuries, penalties or fines) arising out of, based on or resulting from (i) the presence, release, threatened release, discharge or emission into the environment of any hazardous materials or substances existing or arising on, beneath or above the Property or emanating or migrating or threatening to emanate or migrate from the Property to off-site properties; (ii) physical disturbance of the environment; or (iii) the violation or alleged violation of any Environmental Laws.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Geologix Claims” means those Mining Claims identified on Schedule “1” as being held by Geologix USA.

“Governmental Authority” means any government, regulatory authority, governmental department, agency, commission, bureau, official, minister, court, board, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity: (a) having or purporting to have jurisdiction on behalf of any nation, province, state or other geographic or political subdivision thereof; or (b) exercising, or entitled or purporting to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power.

“Indemnified Party” has the meaning given to it in Section 2.6(a).

“Indemnifying Party” has the meaning given to it in Section 2.6(a).

 “Laws” means applicable laws (including common law), statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees and judicial, arbitral, administrative, ministerial or departmental judgments, awards or requirements of any Governmental Authority.

“Material Loss” has the meaning given to it in Section 2.6(a).

“Material Contract” means one of the agreements set out on set forth in Schedule “5” hereto.

“Mining Claims” has the meaning given to it in the Recital “I” of this Agreement, as duly described in Schedule “1” and identified in the map attached hereto as Schedule “2”.

“Notices” has the meaning given to it in Section 7.2.

“Parties” means Geologix Canada, Geologix USA and Rimrock and their respective successors or permitted assigns and “Party” means any one of them. For the purposes of this Agreement, Geologix shall be treated as one Party notwithstanding that such term means Geologix Canada and Geologix USA.

“Pescio Claims” means those Mining Claims identified on Schedule “1” as being held by “Pescio”, which Mining Claims are subject to the Pescio Lease.

“Pescio Lease” means that lease and agreement dated as of June 1, 1999 between Geologix USA, as successor to Teck Resources Inc., and Carl Pescio and Janet Pescio in respect of some of the Mining Claims identified on Schedule “1” as being held by “Pescio Claims.

“Person” means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative.

“Property” means the applicable area of land (at and below surface) covered by the Mining Claims.

“Rimrock Shares” has the meaning given to it in Section 3.2.

“Royalties” has the meaning given to it in Recital “I” of this Agreement, as duly described in Schedule “1”.

“SEC” means United States Securities and Exchange Commission.

“Teck” means Teck Resources Inc. of Vancouver, BC, which is to receive 20% of the Rimrock Shares.

“Term” has the meaning given to it in Section 6.1.

“Transfer” means directly or indirectly, in total or in part, to sell, grant, assign, create an Encumbrance over, declare oneself a trustee of or a party with the benefit of, arrange for substitute performance by an Affiliate or third party, pledge, sublet, sublease, or otherwise convey, commit or dispose of and the word used as a noun shall have a corresponding meaning.

“U.S. Securities Act”) means the United States Securities Act of 1933, as amended.

Section 1.2 Certain Rules of Interpretation

In this Agreement:

(a)
Consent. Whenever a provision of this Agreement requires an approval or consent and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)	Currency. Unless otherwise specified, all references to money amounts are to the lawful currency of Canada.

(c)	Governing Law. This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the State of Nevada.

(d)	Headings. Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

(e)	Including. Where the word “including” or “includes” is used in this Agreement, it means “including (or includes) without limitation”.

(f)	No Strict Construction. The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(g)	Number and Gender. Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

(h)
Severability. If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

(i)
Statutory references. A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

(j)	Time. Time is of the essence in the performance of the Parties' respective obligations.

(k)
Time Periods. Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

Section 1.3 Knowledge

Any reference to the knowledge of any Party shall mean to the best of the knowledge, information and belief of such Party after reviewing all relevant records and making due inquiries regarding the relevant matter of all relevant directors, officers and employees of the Party.

Section 1.4 Entire Agreement

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties in connection with the Property and the Mining Claims and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

Section 1.5 Schedules

The schedules to this Agreement, as listed below, are an integral part of this Agreement:

Schedule	Description
1	Geologix Mining Claims
2	Mining Claims Location Map
3	Outstanding Claims by Natives
4	Outstanding Proceedings
5	Material Contracts

ARTICLE 2
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 2.1 Capacity

Each Party represents and warrants to the other Party the matters set out below and acknowledges the other Party is relying upon all such representations and warranties for the purposes of this Agreement:

(a)
it is a corporation incorporated, continued or amalgamated under the Laws of the jurisdiction of its incorporation, continuation or amalgamation, as the case may be, and it is duly organized and existing under such Laws and is qualified to do business and is in good standing in all applicable jurisdictions;

(b)
it has all necessary corporate power, authority and capacity to enter into and perform its obligations under this Agreement, and all corporate and other actions, including obtaining all applicable board, shareholder and regulatory approvals, required to authorize it to enter into and perform its obligations under this Agreement have been properly taken;

(c)
except as otherwise provided herein, it is not a party to, bound or affected by or subject to any agreement, instrument, charter or by-law provision or Law that would be violated, contravened or breached by entering into or performing under this Agreement; and

(d)	this Agreement has been duly executed and delivered by it and is valid, binding and enforceable against it in accordance with its terms.

Section 2.2 Representations and Warranties of Geologix

Geologix hereby represents and warrants to Rimrock the matters set out below and acknowledges that Rimrock is relying upon all such representations and warranties for the purposes of this Agreement:

(a)
the information set forth in Schedule “1” and Schedule “2” relating to the Mining Claims is true, complete and correct, and accurately depicts and describes the information therein, including geographic location, Mining Claims identification, registered holder, approximate area covered, date granted (as applicable) and date of expiry (as applicable);

(b)
except as otherwise provided herein, with respect to the Geologix Claims in which Geologix holds an interest under a mining claim, exploration licence or similar right, unless otherwise indicated in this Agreement, such Mining Claims are currently registered and recorded in the name of Geologix USA as to a 100% undivided legal and beneficial interest, free and clear of all Encumbrances other than the Royalties and such Mining Claims, exploration licences or similar rights are valid and in good standing and, as of the Effective Date, Geologix has paid all maintenance fees and has carried out all obligations required to maintain such Mining Claims in good standing in the State of Nevada;

(c)
Geologix has complete authority to deal with the Geologix Claims and Pescio Lease has obtained all necessary third party consents required for performance of its obligations under this Agreement, and, other than the Royalties and Material Contracts, there are no other agreements affecting title or Geologix’s rights to the Mining Claims or material to Geologix's interest therein or which may be an Encumbrance on such title or interest;

(d)
all of the Mining Claims have been, to Geologix’s knowledge, validly and properly located, applied for, marked out and recorded in accordance with the Laws of the jurisdiction in which the included Property is located and there are no disputes, threatened or now existing as to title to or applying for or recording of the Mining Claims or the included Property;

(e)
all municipal, county, state and federal taxes and levies of any kind whatsoever in respect of the ownership and use of all of the Mining Claims and the Property which were due and payable by Geologix as of the Effective Date or prior to such date have been paid and satisfied as of such date;

(f)	Geologix has not been notified of any proposal to revoke, suspend or modify any authorisation under any Environmental Laws relating specifically to the Mining Claims or the Property;

(g)
other than as disclosed in Schedule “3”, there are no actions, suits, proceedings, or claims for native title under any legislation concerning or potentially affecting the whole or any part of the Mining Claims or the Property pending or threatened in any court or tribunal of which it is aware;

(h)
other than as disclosed in Schedule “4”, Geologix and its Affiliates are not engaged in any litigation or arbitration proceedings in respect of the Mining Claims and the Property or any part thereof or arising out of claims for personal injuries or property damage of a material nature relating thereto;

(i)
Geologix has no notice of any caveats, objections or complaints affecting the Property or the Mining Claims and is not aware of any circumstances currently in existence which can give rise to such a caveat, objection or complaints;

(j)
there are no arrangements or agreements with Geologix, and there are no agreements or agreement entered into by any previous owner of the Mining Claims and Properties, granting third party rights which would prevent Geologix from acting in the manner contemplated by this Agreement;

(k)
there have been no past violations by Geologix or, to the best of Geologix’s knowledge, by any of its predecessors in title of any Environmental Laws affecting or pertaining to the Mining Claims or the Property, nor any past creation of damage or threatened damage to the air, soil, surface waters, groundwater, flora, fauna, or other natural resources on, about or in the general vicinity of the Property and Geologix has not received inquiry from or notice of a pending investigation from any governmental agency or of any administrative or judicial proceeding concerning the violation of any such Environmental Laws;

(l)
other than the Material Contracts set forth in Schedule “5” hereto, there are no agreements to which Geologix is a party, or by which it is bound, concerning the Mining Claims or Property and, for the purposes of this subparagraph, any contract or agreement pursuant to which Geologix will, or may reasonably be expected to, result in a requirement to expend more than an aggregate of $50,000 or receive or be entitled to receive revenue of more than $50,000 in either case in the next 12 months, or is out of the ordinary course of business of Geologix, shall be considered to be material;

(m)
as of the Effective Date, there was no contract, option or any other right of another person binding upon, or which at any time may become binding upon, Geologix to transfer or grant or create an Encumbrance upon, or which may create an Encumbrance upon any material portion of the Mining Claims or Property other than the Royalties,;

(n)
any and all of the agreements and other documents and instruments pursuant to which Geologix holds title to the Mining Claims (including any interest in, or right to earn an interest in, the Mining Claims) and each of the Material Contracts are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof and contain full and true disclosure with respect to the nature, monetary value and scope of such agreements, documents and instruments; and

(o)
any and all operations of Geologix on or in respect of the Mining Claims and Property have been conducted in accordance with good industry practices and in material compliance with applicable laws, rules, regulations, orders and directions of governmental and other competent authorities except where such conduct would not have a material adverse effect.

Section 2.3 Representations and Warranties of Rimrock

Rimrock hereby represents and warrants to Geologix the matters set out below and acknowledges that Geologix is relying upon all such representations and warranties for the purposes of this Agreement:

(a)	Rimrock’s common stock is registered with the SEC pursuant to the provisions of Section 12(g) of the Exchange Act;

(b)
Rimrock has filed with the SEC all documents required to have been filed pursuant to the U.S. Securities Act and the Exchange Act and is not, and will not be, for two years after the Effective Date in default of any requirement of such legislation or the rules and regulations made thereunder;

(c)
except as disclosed in each report, schedule, registration statement and proxy statement filed by Rimrock with the SEC since its incorporation (as such documents have since the time of their filing been amended, the “SEC Documents”), the SEC Documents complied, as of their respective dates, in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to the SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d)	no event since the date of the last SEC Document has occurred that would require Rimrock to file a current report on Form 8-K other than the execution of this Agreement;

(e)
the Chief Executive Officer and Chief Financial Officer of Rimrock have made all certifications (without qualification or exceptions to the matters certified) required by, and would be able to make such certifications (without qualification or exception to the matters certified) as of the date hereof as if required to be made as of such dates pursuant to, the United States Sarbanes-Oxley Act of 2002, as amended, and related rules and regulations promulgated by the SEC, and the statements contained in such certifications are complete and correct and Rimrock has not received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications;

(f)	quotations for Rimrock’s common stock are currently entered on the OTCQB, and Rimrock is in substantial compliance with all applicable listing and quotation standards, if any, of OTCQB;

(g)
Rimrock will use commercially reasonably efforts to cause its transfer agent to promptly remove any restrictive share transfer legends imposed under the U.S. Securities Act should Geologix wish to sell any of the Rimrock Shares and has provided Rimrock and its transfer agent with such documentation as they may reasonably require to ensure that such sale is in compliance with the U.S. Securities Act;

(h)	the Rimrock Shares will be duly authorized and validly allotted and issued as fully paid and non-assessable upon their delivery to Geologix;

(i)
every consent, approval, authorization, order and agreement required for the issuance of the Rimrock Shares and the delivery to Geologix of the certificate or certificates representing such shares will have been obtained and will be in effect upon their delivery to Geologix ;

(j)
should Rimrock file with the SEC, before the first anniversary of the Closing Date, a registration statement under the U.S. Securities Act to register its shares of common stock for distribution or resale in the United States, Geologix and Teck shall be entitled to have the Rimrock Shares registered as part of such registration, subject to the discretion of underwriters to reduce the size of the registration or offering in respect of the Rimrock Shares;

(k)
until the second anniversary of the Effective Date, Rimrock will, (i) file, on a timely basis, all reports and other filings required to be made by Rimrock under the Exchange Act and the rules and regulations thereunder, and (ii) not terminate the registration of its common stock under Section 12(g) of the Exchange Act; and

(l)	as at and from the Closing Date, Rimrock shall be bound by, comply with and subject to the terms of the Pescio Lease as if it were a party thereto.

Section 2.4 Disclosures

(a)
Geologix has disclosed to Rimrock all information it believes to be relevant concerning the Mining Claims and the Property and has provided to or made available for inspection by Rimrock all such information.

(b)	Rimrock has disclosed to Geologix all information it believes to be relevant concerning itself and the Rimrock Shares and has provided to or made available for inspection by all such information.

(c)
Each Party represents to the other that in negotiating and entering into this Agreement it has relied solely on its own appraisals and estimates as to the value of the Rimrock Shares, the Mining Claims and the Property and upon its own geologic and engineering interpretations related thereto.

Section 2.5 Survival of Representations and Warranties

Representations and warranties shall survive the execution and delivery of this Agreement for a period of twelve (12) months from the last payment made by Rimrock under this Agreement.

Section 2.6 Indemnities

(a)
Each of Geologix and Rimrock shall indemnify the other Party, its officers, directors, agents, employees and its Affiliates (collectively, the “Indemnified Party”) from and against any Material Loss. A “Material Loss” shall mean all costs, expenses, losses, claims, demands, damages or liabilities, of any nature or kind including attorneys' fees and other costs of litigation (either threatened or pending) arising out of or based on a breach by a Party (“Indemnifying Party”), including the breach of representation, warranty or covenant contained in this Agreement and any and all actions, suits, proceedings, claims, legal and other expenses related or incidental thereto.

(b)	The Indemnifying Party shall indemnify the Indemnified Party from and against all claims, actions, liabilities, damages, costs and expenses, including but not limited to any Environmental Liabilities:

(i)	resulting from any breach of any covenant or agreement made by the Indemnifying Party in this Agreement;

(ii)	resulting from the performance or failure of performance of any obligations, agreements, conditions and commitments of the Indemnifying Party under this Agreement; or

(iii)
determined to be existing or incurred on the Property or in connection with the Mining Claims prior to the Effective Date and to be a direct result of omissions, activities or operations of Geologix or any other entity under Geologix’s responsibility.

(c)
If any claim or demand is asserted against an Indemnified Party in respect of which such Indemnified Party may be entitled to indemnification under this Agreement, written notice of such claim or demand shall promptly be given to the Indemnifying Party. The Indemnifying Party shall have the right, but not the obligation, by notifying the Indemnified Party within twenty (20) Business Days after its receipt of the notice of the claim or demand, to assume the entire control of (subject to the right of the Indemnified Party to participate, at the Indemnified Party's expense and with counsel of the Indemnified Party's choice) the defence, compromise or settlement of the matter. Any damages to the assets or business of the Indemnified Party caused by a failure by the Indemnifying Party to defend, compromise, or settle a claim or demand in a reasonable and expeditious manner, after the Indemnified Party has given notice of such claim, shall be included in the damages for which the Indemnifying Party shall be obligated to indemnify the Indemnified Party.

(d)
Any settlement or compromise of a matter by the Indemnifying Party shall include a full release of claims against the Indemnified Party that have arisen out of the claim or demand for which indemnification is sought.

ARTICLE 3
SCOPE OF ACQUISITION

Section 3.1 Acquisition

Subject to the terms and conditions set forth in this Agreement, Geologix hereby agrees to sell to Rimrock, and Rimrock agrees to purchase from Geologix, a one-hundred percent (100%) undivided right, title and interest in and to the Geologix Claims and Pescio Lease, subject to the Royalties, free and clear of all Encumbrances.

Section 3.2 Payment for the Mining Claims and Issuance of Rimrock Shares

The consideration payable by Rimrock to Geologix for the Mining Claims shall be five-hundred thousand (500,000) shares of common stock of Rimrock (the “Rimrock Shares”), of which Geologix is required to assign one hundred thousand (100,000) Rimrock Shares to Teck Resources Inc. at Closing. For the avoidance of doubt, the Rimrock Shares shall be issued by Rimrock to Geologix (400,000 Rimrock Shares) and Teck (100,000 Rimrock Shares) as at the Closing Date but the certificates representing the Rimrock Shares shall not be delivered to Geologix until promptly after the website of the Elko County Recorder at http://records.elkocountynv.net:1401/cgi-bin/diw200 and any other appropriate mining recorder in Nevada shows Rimrock as being the registered owner of the Geologix Claims and the Pescio Lease, free and clear of all encumbrances, other than the Royalties.

Section 3.3 Transfer of Title and Assumption of Obligations

At the Closing, Geologix shall deliver to Rimrock the necessary instruments of transfer, duly executed in registrable form, and other documents to transfer title to the Geologix Claims and Pescio Lease to Rimrock, free and clear of all Encumbrances other than the Royalties and Rimrock shall forthwith register such instruments at the Registry maintained by the Elko County Recorder for the State of Nevada.

At the Closing, Rimrock shall deliver to Geologix duly executed instruments whereby Rimrock assumes all obligations and responsibilities with respect to the Material Contracts, including the Pescio Lease and Royalties, and indemnify Geologix for any failure with respect thereto.

Section 3.4 Operator

On the Closing Date, Rimrock shall become the operator on the Mining Claims and shall remain the operator until this Agreement is terminated pursuant to the provisions set forth herein.

Section 3.5 Endorsement and Securities Law Representation

Geologix acknowledges that the securities they will be receiving are “restricted securities” under applicable United States Federal and State securities laws and will be subject to restrictions on transfer subject to these laws.

Section 3.6 Standstill

Geologix undertakes not to sell, transfer, negotiate or enter into any agreement to sell or announce an intention to sell or transfer two-hundred thousand (200,000) of the Rimrock Shares for a period of six (6) months from their date of issuance and the remaining two-hundred thousand (200,000) Rimrock Shares for a period of twelve (12) months from their date of issuance.

Section 3.7 Termination of Rights

(a)	This Agreement shall automatically terminate, without any further act by any Party, if:

(i) Failure to Transfer the Geologix Claims and Pescio Lease. Geologix fails to deliver at the Closing the appropriate duly executed transfers of the Geologix Claims and Pescio Lease representing good right, title and interest, free and clear of all Encumbrances other than the Royalties and without any material payments or penalties to be paid to the State of Nevada; or

(ii) Misrepresentation. Geologix or Rimrock makes a misrepresentation in any representation or warranty contained in this Agreement that would have a material adverse effect on the Mining Claims or the Rimrock Shares, respectively.

(b)	On termination of the Acquisition in accordance with Section 3.7(a):

(i) Equipment and Supplies. All plant, machinery, equipment and supplies owned by Rimrock and brought and placed upon the Property shall remain the exclusive property of Rimrock; and

(ii) Data. Rimrock shall forthwith return and deliver, as the case may be, to Geologix, within forty (40) Business Days of termination of this Agreement, all data and factual information, maps, reports, results of surveys and drilling, and all other reports of information provided by Geologix in accordance with this Agreement, as well as all data, assay plans, diamond drill records, information, maps, and other pertinent exploration reports and analysis generated by Rimrock through its exploration activities on the Property during the term of this Agreement.

Section 3.8 Drop Mining Claims

If at any time Rimrock decides to drop the Geologix Claims or Pescio Lease, such Mining Claims and Pescio Lease will be first offered to Geologix before being dropped, and if Geologix elects by notice in writing to Rimrock within ten (10) Business Days thereof not to re-acquire any of such Mining Claims or the Pescio Lease at its expense (failure to advise being deemed to be an election not to acquire the Mining Claims or the Pescio Lease), Rimrock shall have no further obligations pursuant to this Agreement.

Section 3.9 Sale of Mining Claims and Right of First Offer on Mining Claims

If at any time before the one (1) year anniversary of the Closing Date, Geologix shall, acting reasonably and not in bad faith and subject to its right of first offer set out below, provide written consent to the sale by Rimrock of the Mining Claims to an arms-length third party. For the avoidance of doubt, the approval by Geologix is required only for the sale of the Mining Claims by Rimrock for the first year following the Execution Date.

Rimrock hereby grants to Geologix the right of first offer to purchase all or part of the Geologix Claims or the Pescio Lease for the first two (2) years after the Closing Date. If Rimrock intends to sell, option, lease or otherwise dispose of any of the Geologix Claims or the Pescio Lease, it shall first advise Geologix of the proposed terms of disposition and Geologix shall have the right to elect within ten (10) Business Days of receipt of such notice from Rimrock whether to acquire such Mining Claims or the Pescio Lease (a failure to notify Rimrock of its election shall be deemed to be an election not to acquire such Mining Claims or the Pescio Lease). If Geologix elects or is deemed to have elected not to acquire such Mining Claims or the Pescio Lease, Rimrock may dispose of such Mining Claims and the Pescio Lease on the same terms within the next six (6) months and, if it fails to do so, such Mining Claims and the Pescio Lease shall once again become subject to the right of first offer.

Section 3.10 Right to First Offer on Rimrock Shares

For as long as Rimrock is the owner of the Mining Claims, Rimrock or any subsidiary or affiliate thereof will have the right of first offer to purchase from Geologix any Rimrock Shares owned by Geologix. The right of first offer must be exercised by Rimrock within ten (10) Business Days following notification from Geologix that it intends to sell Rimrock Shares. If such right of first offer is not exercised by Rimrock then Geologix shall be entitled to sell the Rimrock Shares.

Section 3.11 Additional Consideration on Delineation of Gold Reserves

Following the Closing Date, if Rimrock proves that there is more than two million (2,000,000) ounces of gold (proven and probable) on the Mining Claims then Rimrock will issue a further two hundred and fifty thousand (250,000) Rimrock Shares to Geologix.

If Rimrock transfers or sells the Mining Claims after establishing proven and probable reserves of gold in the Mining Claims, it will issue additional Rimrock Shares to Geologix based upon the amount of proven and probable ounces of gold contained in the Mining Claims at the time of such sale as follows:

Proven and Probable Ounces of Gold	Rimrock Shares
0 – 500,000	100,000
500,000 – 1,000,000	150,000
1,000,000 – 1,999,999	250,000

Geologix will not be entitled to more than two-hundred and fifty thousand (250,000) Rimrock Shares based upon the amount of proven and probable ounces of gold contained in the Mining Claims.

ARTICLE 4
CLOSING

Section 4.1 General

(a)
The Closing of this Agreement shall take place at the offices of Heenan Blaikie LLP, 200 Bay Street, Suite 2900, Toronto, Ontario, Canada, on May 1, 2013, or at such other time and place and on such other day as shall be mutually agreed upon in writing by the Parties hereto and shall be effective as of 11:59 p.m. on the date on which the Closing occurs (the "Closing Date").

(b)
As used in this Agreement, the "Closing" shall mean the events by which Geologix consummates the transfer of the Geologix Claims and Pescio Lease against delivery of the documents provided in Section 4.2 below and the payments by Rimrock provided in Sections 3.2(a) to be received on or before the Closing Date.

Section 4.2 Conditions to Closing

The obligation of the Parties to consummate the transactions provided for by this Agreement is subject to the satisfaction of each of the following conditions, any of which can be waived by the Party for whose benefit such condition was included:

(a)
Accuracy of Representations and Warranties.  The representations and warranties of Geologix and Rimrock made in this Agreement shall be true and correct in all material respects both on the Effective Date and as of the Closing Date as though made at such time;

(b)
Covenants; Performance.  Rimrock shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it at or prior to the Closing Date, and Geologix shall simultaneously at the Closing effect, or cause to be effected, the grant of rights contemplated hereby;

(c)
No Proceeding or Litigation.  No litigation, action, suit, investigation, claim or proceeding challenging the legality of, or seeking to restrain, prohibit or materially modify, the transactions provided for in this Agreement shall have been instituted by any Governmental Authority in respect of an alleged violation of law or regulation (or, in respect of a litigation, action, suit, investigation, claim or proceeding brought by a private party, no injunction shall have been granted) and not settled or otherwise terminated;

(d)	No order or Regulation. No order or regulation shall have been enacted by any Governmental Authority that makes the transactions contemplated by this Agreement illegal;

(e)
Title to the Mining Claims. Geologix must have provided Rimrock with, and duly executed, all documents of transfer, deeds, general conveyance documents, bills of sale, discharge documents, releases, quit claims or other instruments in respect of the assignment, conveyance, transfer and delivery of the Geologix Claims and Pescio Lease to Rimrock;

(f)	No Material Adverse Change. No material adverse change to the Mining Claims, Pescio Lease and Property shall have occurred;

(g)
Consents and Approvals. The Parties shall have received all necessary consents, approvals, exemptions and authorizations of governmental bodies, lenders, lessors, securities regulators and other third parties;

(h)	Board of Directors Approval. Each of the Parties shall have obtained the written approval of its respective Board of Directors;

(i)
Documents. Delivery of customary certificates, including that: (a) title to the Geologix Claims and Pescio Lease are being transferred from Geologix to Rimrock free and clear of all Encumbrances and that the Mining Claims are in good standing (in Geologix’s certificate only); (b) both Parties are authorized to enter into this Agreement and are in good standing in the jurisdiction in which they are incorporated; and (c) all of the representations and warranties remain true and conditions to Closing have been met, and other usual closing documentation as required;

(j)
Data. Geologix shall deliver to Rimrock all data and factual information, maps, reports, results of surveys and drilling, and all other reports of information, as well as all data, assay plans, diamond drill records, information, maps, and other pertinent exploration reports and analysis in Geologix’s possession related to the Mining Claims and the Property; and

(k)	General. The Parties have duly complied with all the terms, covenants and conditions of this Agreement on its part to be complied with up to the Closing Date.

ARTICLE 5
CONFIDENTIALITY

Section 5.1 Confidential Information

Except as provided in Section 5.2 and Section 5.3, or with the prior written consent of the other Party, each Party shall keep confidential and not disclose to any third party or the public any Confidential Information.

Section 5.2 Permitted Disclosure of Confidential Business Information

Either Party may disclose Confidential Information:

(a)
to a Party's officers, directors, partners, members, employees, Affiliates, agents, attorneys, accountants, consultants, contractors, subcontractors or advisors, for the sole purpose of such Party's performance of its obligations under this Agreement;

(b)	to any party to whom the disclosing Party contemplates a Transfer of all or any part of its interests in this Agreement and the Mining Claims, for the sole purpose of evaluating the proposed Transfer;

(c)	to any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or investment in the disclosing Party; or

(d)	to a third party with whom the disclosing Party contemplates any merger or similar transaction.

The Party disclosing Confidential Information pursuant to this Section 5.2, shall disclose such Confidential Information to only those parties who have a bona fide need to have access to such Confidential Information for the purpose for which disclosure to such parties is permitted under this Section 5.2 and who have agreed in writing supplied to, and enforceable by, the other Party to protect the Confidential Information from further disclosure, to use such Confidential Information solely for such purpose and to otherwise be bound by the provisions of this Section 5.2. Such writing shall not preclude Parties described in Section 5.2 from discussing and completing a Transfer with the other Party. The Party disclosing Confidential Information shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement and such other writing.

Section 5.3 Disclosure Required By Law

Notwithstanding anything contained in this Article 5, a Party may disclose any Confidential Information if, in the opinion of the disclosing Party's legal counsel:

(a)	such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or

(b)	such disclosure is legally required to be made pursuant to applicable securities law or the rules or regulations of a stock exchange or similar trading market applicable to the disclosing Party.

Prior to any disclosure of Confidential Information under this Section 5.3, the disclosing Party shall give the other Party at least three (3) Business Days prior written notice (unless the Party is obligated to release the Confidential Information on less than three (3) Business Days in order to comply with applicable securities law or stock exchange rules, regulations or policies) and, in making such disclosure, the disclosing Party shall disclose only that portion of Confidential Information required to be disclosed and shall take all reasonable steps to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Party in intervention in any such proceeding.

The Parties shall not be restricted from releasing resources or reserves within the requirement of the applicable Party's public disclosure reporting jurisdiction.

Section 5.4 Public Announcements

No Party will make any public statement or give any press release concerning the matters contemplated herein or about the existence of this Agreement without the written consent of the other Party, which consent will not be unreasonably withheld. A Party wishing to make a public announcement shall give the other Parties two (2) Business Days to comment upon and suggest changes to the public announcement unless the Party is obligated to make the public announcement in less than two (2) Business Days in order to comply with applicable securities laws or stock exchange rules, regulations or policies.

Section 5.5 Consultation Regarding Disclosure

The Party making disclosure under Section 5.3 or Section 5.4 will consult with the other regarding the text of any such statement, release or disclosure and the Parties will use all reasonable efforts, acting expeditiously and in good faith, to agree upon a text that is satisfactory to each of them within three (3) Business Days or such shorter period as contemplated in Section 5.3 or Section 5.4. If the Parties fail to agree upon such text, the Party making the disclosure will make only such public statement or release as its counsel advises in writing is legally required to be made.

ARTICLE 6
TERM

Section 6.1 Term

This Agreement shall be effective from the Effective Date and until the earlier of the Closing Date or the date this Agreement is terminated according to Section 3.7.

ARTICLE 7
GENERAL

Section 7.1 Resolution of Disputes

(a)
all matters in dispute under this Agreement shall be settled by final and binding arbitration with no appeal from the decision of the arbitrators; provided, however, no Party may refer any matter to arbitration without first having given ten (10) days advance written notice to the other Party specifying in detail the matter to be arbitrated, its proposed resolution of such matter and the intention to refer the matter to arbitration (collectively, a “Notice of Intended Arbitration”). After ten (10) days have elapsed from the delivery to the other Party of a Notice of Intended Arbitration without resolution of the matter, the Party who gave such notice may refer the dispute to arbitration pursuant to all the provisions of the Arbitration Rules of the American Arbitration Association (collectively, the “Arbitration Provisions”) by naming an arbitrator and notifying the other Party of the arbitrator appointed by it accompanied by that arbitrator's acceptance of his or her appointment;

(b)
any matter covered by a Notice of Intended Arbitration under this Agreement shall be referred by the Parties to arbitration by a single arbitrator chosen by the Parties. The Parties contemplate the arbitrator appointed will be persons qualified by experience and skill in the area(s) referred to in the Notice of Intended Arbitration. The Parties further contemplate that the arbitrator will determine the matter specified in the Notice of Intended Arbitration, reduce its decision to writing and deliver a copy to the other Party, all within forty-five (45) days of the appointment of the arbitrator, subject to any reasonable delay due to unforeseen circumstances. Notwithstanding the foregoing, if the arbitrator fails to make a decision within sixty (60) days after appointment , then either of the Parties may by notice to the other elect to have a new arbitrator chosen in like manner as if none had previously been selected;

(c)	proceedings before the arbitrator shall take place in Seattle, Washington, or such other place as the arbitrator may determine;

(d)
each Party to this Agreement expressly agrees with the other Party that the arbitrator appointed hereunder shall have all the rights and obligations provided for in the Arbitration Provisions and additionally that the arbitrator shall be entitled to finally determine all questions of law, fact and mixed fact and law without reference or appeal to any court;

(e)	the fees and expenses of the arbitrator (unless otherwise determined by the arbitrator) shall be paid by the Parties equally; and

(f)	none of the Parties concerned shall be deemed to be in default of any matter being arbitrated until ten (10) days after the decision of the arbitrator is delivered to all of them.

Section 7.2 Notices

All notices, payments and other required communications (“Notices”) to the Parties shall be in writing, and shall be addressed respectively as follows:

in the case of Rimrock at:

c/o Rimrock Gold Corp.
3651 Lindell Road
Suite D155
Las Vegas, Nevada
United States, 89103

Attention: Jordan Starkman
E-mail: jordan@rimrockgold.com

in the case of Geologix at:

625 Howe Street, Suite 1400
Vancouver, BC  V6C 2T6
Canada

Attention: Dunham Craig
Fax No.: 604-694-1744
Email: dcraig@geologix.ca

Any Notice will:

(a)	if mailed, properly addressed, certified or registered with return receipt requested and postage prepaid, be deemed to have been given and received on receipt;

(b)	if delivered by hand, be deemed to have been given and received on the day it was delivered to the recipient;

(c)	if sent by email, be deemed to have been given and received on the Business Day following the confirmation which indicates that the email was successfully received; and

(d)
if sent by facsimile, be deemed to have been given and received on the Business Day following the day of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was successfully sent in its entirety to the facsimile number of the recipient .

A Party may at any time give to the other Party notice in writing of any change of address of the Party giving such notice and from and after the giving of such notice the address or addresses therein specified will be deemed to be the address of such Party for the purposes of giving notice hereunder.

Section 7.3 Waiver

The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

Section 7.4 Amendment

No amendment, supplement, modification, waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

Section 7.5 Further Assurances

The Parties shall with reasonable diligence do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

Section 7.6 Survival of Terms and Conditions

The following Sections shall survive the termination of this Agreement for a period of two years to the full extent necessary for their enforcement and the protection of the Party in whose favour they run: Articles 2 and 7.

Section 7.7 Entire Agreement

This Agreement contains the entire agreement between the Parties with respect to the Mining Claims and the Properties, it supersedes the Term Sheet and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by or among the Parties.

Section 7.8 Successors and Assigns

This Agreement shall be binding upon and enure to the benefit of the Parties and their respective successors (including any successor by reason of amalgamation of any Party) and permitted assigns.

Section 7.9 Expense and Commissions

Each Party shall pay its own legal and other costs and expenses incurred in connection with this Agreement and agrees to save harmless each other Party from and against any and all claims whatsoever for any commissions or other remuneration payable or alleged to be payable to anyone acting on its behalf.

Section 7.10 Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be delivered by facsimile or electronically and all such counterparts and facsimiles shall together constitute one and the same agreement.

Section 7.11 Language

The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including Notices, schedules and authorizations, have been and shall be drawn up in the English language only. Les signataires confirment leur volonté que la présente convention, de même que tous les documents qui s'y rattachent, y compris tout avis, annexe et autorisation, soient rédigés en anglais seulement.

Remainder of this page was intentionally left blank.

IN WITNESS WHEREOF each of the Parties have duly executed this Agreement.

RIMROCK GOLD CORP.

Per:
Name:	Jordan Starkman
Title:	President and CEO

GEOLOGIX EXPLORATIONS INC.

Per:
Name:	Dunham Craig
Title:	President and CEO

GEOLOGIX (U.S.) INC.

Per:
Name:	Dunham Craig
Title:	President

SCHEDULE “1”
GEOLOGIX MINING CLAIMS

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Geologix (U.S.) Inc.	FYR 194	932332	Carl Pescio	ISC 142	792899
Geologix (U.S.) Inc.	FYR 199	932333	Carl Pescio	ISC 143	792900
Geologix (U.S.) Inc.	FYR 200	932334	Carl Pescio	ISC 144	792901
Geologix (U.S.) Inc.	FYR 201	932335	Carl Pescio	ISC 145	792902
Geologix (U.S.) Inc.	Stratus 1	932336	Carl Pescio	ISC 146	792903
Geologix (U.S.) Inc.	Stratus 2	932337	Carl Pescio	ISC 149	792906
Geologix (U.S.) Inc.	Stratus 3	932338	Carl Pescio	ISC 150	792907
Geologix (U.S.) Inc.	Stratus 4	932339	Carl Pescio	ISC 151	792908
Carl Pescio	ISC 101	792858	Carl Pescio	ISC 152	792909
Carl Pescio	ISC 102	792859	Carl Pescio	ISC 153	792910
Carl Pescio	ISC 103	792860	Carl Pescio	ISC 154	792911
Carl Pescio	ISC 104	792861	Carl Pescio	ISC 155	792912
Carl Pescio	ISC 105	792862	Carl Pescio	ISC 156	792913
Carl Pescio	ISC 106	792863	Carl Pescio	ISC 161	792918
Carl Pescio	ISC 107	792864	Carl Pescio	ISC 162	792919
Carl Pescio	ISC 108	792865	Carl Pescio	ISC 163	792920
Carl Pescio	ISC 109	792866	Carl Pescio	ISC 164	792921
Carl Pescio	ISC 110	792867	Carl Pescio	ISC 165	792922
Carl Pescio	ISC 112	792869	Carl Pescio	ISC 166	792923
Carl Pescio	ISC 113	792870	Carl Pescio	ISC 174	792931
Carl Pescio	ISC 114	792871	Carl Pescio	ISC 176	792933
Carl Pescio	ISC 115	792872	Carl Pescio	ISC 181	792938
Carl Pescio	ISC 116	792873	Carl Pescio	ISC 182	792939
Carl Pescio	ISC 117	792874	Carl Pescio	ISC 183	792940
Carl Pescio	ISC 118	792875	Carl Pescio	ISC 184	792941
Carl Pescio	ISC 119	792876	Carl Pescio	ISC 189	792946
Carl Pescio	ISC 120	792877	Carl Pescio	ISC 190	792947
Carl Pescio	ISC 121	792878	Carl Pescio	ISC 191	792948
Carl Pescio	ISC 122	792879	Carl Pescio	ISC 192	792949
Carl Pescio	ISC 123	792880	Carl Pescio	ISC 193	792950
Carl Pescio	ISC 124	792881	Carl Pescio	ISC 194	792951
Carl Pescio	ISC 125	792882	Carl Pescio	ISC 195	792952
Carl Pescio	ISC 126	792883	Carl Pescio	ISC 196	792953
Carl Pescio	ISC 127	792884	Carl Pescio	ISC 197	792954
Carl Pescio	ISC 128	792885	Carl Pescio	ISC 198	792955
Carl Pescio	ISC 130	792887	Carl Pescio	ISC 199	792956
Carl Pescio	ISC 132	792889	Carl Pescio	ISC 200	792957
Carl Pescio	ISC 134	792891	Carl Pescio	ISC 201	792958
Carl Pescio	ISC 136	792893	Carl Pescio	ISC 202	792959
Carl Pescio	ISC 137	792894	Carl Pescio	ISC 203	792960
Carl Pescio	ISC 138	792895	Carl Pescio	ISC 204	792961
Carl Pescio	ISC 139	792896	Carl Pescio	ISC 205	792962
Carl Pescio	ISC 140	792897	Carl Pescio	ISC 206	792963
Carl Pescio	ISC 141	792898	Carl Pescio	ISC 208	792965

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Carl Pescio	ISC 210	792967	Carl Pescio	Sextone 106	819262
Carl Pescio	ISC 212	792969	Carl Pescio	Sextone 108	819263
Carl Pescio	ISC 221	792978	Carl Pescio	Sextone 110	819264
Carl Pescio	ISC 222	792979	Carl Pescio	Sextone 112	819265
Carl Pescio	ISC 223	792980	Carl Pescio	Sextone 113	819266
Carl Pescio	ISC 224	792981	Carl Pescio	Sextone 114	819267
Carl Pescio	ISC 227	792984	Carl Pescio	Sextone 115	819268
Carl Pescio	ISC 228	792985	Carl Pescio	Sextone 116	819269
Carl Pescio	ISC 229	792986	Carl Pescio	Sextone 117	819270
Carl Pescio	ISC 230	792987	Carl Pescio	Sextone 118	819271
Carl Pescio	ISC 247	799847	Carl Pescio	Sextone 119	819272
Carl Pescio	ISC 248	799848	Carl Pescio	Sextone 120	819273
Carl Pescio	ISC 249	799849	Carl Pescio	Sextone 139	819274
Carl Pescio	ISC 250	799850	Carl Pescio	Sextone 140	819275
Carl Pescio	ISC 251	799851	Carl Pescio	NIMBUS 1	820945
Carl Pescio	ISC 252	799852	Carl Pescio	NIMBUS 2	820946
Carl Pescio	ISC 253	799853	Carl Pescio	NIMBUS 3	820947
Carl Pescio	ISC 254	799854	Carl Pescio	NIMBUS 4	820948
Carl Pescio	ISC 255	799855	Carl Pescio	NIMBUS 5	820949
Carl Pescio	ISC 256	799856	Carl Pescio	NIMBUS 6	820950
Carl Pescio	SS 203	819238	Carl Pescio	NIMBUS 7	820951
Carl Pescio	SS 204	819239	Carl Pescio	NIMBUS 8	820952
Carl Pescio	SS 205	819240	Carl Pescio	NIMBUS 9	820953
Carl Pescio	SS 206	819241	Carl Pescio	NIMBUS 10	820954
Carl Pescio	SS 207	819242	Carl Pescio	NIMBUS 11	820955
Carl Pescio	SS 208	819243	Carl Pescio	NIMBUS 12	820956
Carl Pescio	Sextone 86	819244	Carl Pescio	CIRRUS 1	820957
Carl Pescio	Sextone 87	819245	Carl Pescio	CIRRUS 2	820958
Carl Pescio	Sextone 88	819246	Carl Pescio	CIRRUS 3	820959
Carl Pescio	Sextone 89	819247	Carl Pescio	CIRRUS 4	820960
Carl Pescio	Sextone 90	819248	Carl Pescio	CIRRUS 5	820961
Carl Pescio	Sextone 91	819249	Carl Pescio	CIRRUS 6	820962
Carl Pescio	Sextone 92	819250	Carl Pescio	CIRRUS 7	820963
Carl Pescio	Sextone 93	819251	Carl Pescio	CIRRUS 8	820964
Carl Pescio	Sextone 94	819252	Carl Pescio	CIRRUS 9	820965
Carl Pescio	Sextone 95	819253	Carl Pescio	CIRRUS10	820966
Carl Pescio	Sextone 96	819254	Carl Pescio	CIRRUS 11	820967
Carl Pescio	Sextone 97	819255	Carl Pescio	CIRRUS 12	820968
Carl Pescio	Sextone 98	819256	Carl Pescio	CIRRUS 13	820969
Carl Pescio	Sextone 99	819257	Carl Pescio	CIRRUS 14	820970
Carl Pescio	Sextone 100	819258	Carl Pescio	CIRRUS 15	820971
Carl Pescio	Sextone 101	819259	Carl Pescio	CIRRUS 16	820972
Carl Pescio	Sextone 102	819260	Carl Pescio	CIRRUS 17	820973
Carl Pescio	Sextone 104	819261	Carl Pescio	CIRRUS 18	820974

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Carl Pescio	CIRRUS 19	820975	Carl Pescio	CIRRUS 63	821019
Carl Pescio	CIRRUS 20	820976	Carl Pescio	CIRRUS 64	821020
Carl Pescio	CIRRUS 21	820977	Carl Pescio	CIRRUS 65	821021
Carl Pescio	CIRRUS 22	820978	Carl Pescio	CIRRUS 66	821022
Carl Pescio	CIRRUS 23	820979	Carl Pescio	CIRRUS 67	821023
Carl Pescio	CIRRUS 24	820980	Carl Pescio	CIRRUS 68	821024
Carl Pescio	CIRRUS 25	820981	Carl Pescio	CIRRUS 69	821025
Carl Pescio	CIRRUS 26	820982	Carl Pescio	CIRRUS 70	821026
Carl Pescio	CIRRUS 27	820983	Carl Pescio	CIRRUS 71	821027
Carl Pescio	CIRRUS 28	820984	Carl Pescio	CIRRUS 72	821028
Carl Pescio	CIRRUS 29	820985	Carl Pescio	CIRRUS 73	821029
Carl Pescio	CIRRUS 30	820986	Carl Pescio	CIRRUS 74	821030
Carl Pescio	CIRRUS 31	820987	Carl Pescio	CIRRUS 75	821031
Carl Pescio	CIRRUS 32	820988	Carl Pescio	CIRRUS 76	821032
Carl Pescio	CIRRUS 33	820989	Carl Pescio	CIRRUS 77	821033
Carl Pescio	CIRRUS 34	820990	Carl Pescio	CIRRUS 78	821034
Carl Pescio	CIRRUS 35	820991	Carl Pescio	CIRRUS 79	821035
Carl Pescio	CIRRUS 36	820992	Carl Pescio	CIRRUS 80	821036
Carl Pescio	CIRRUS 37	820993	Carl Pescio	CIRRUS 81	821037
Carl Pescio	CIRRUS 38	820994	Carl Pescio	CIRRUS 82	821038
Carl Pescio	CIRRUS 39	820995	Carl Pescio	CIRRUS 83	821039
Carl Pescio	CIRRUS 40	820996	Carl Pescio	CIRRUS 84	821040
Carl Pescio	CIRRUS 41	820997	Carl Pescio	CIRRUS 85	821041
Carl Pescio	CIRRUS 42	820998	Carl Pescio	CIRRUS 86	821042
Carl Pescio	CIRRUS 43	820999	Carl Pescio	CIRRUS 87	821043
Carl Pescio	CIRRUS 44	821000	Carl Pescio	CIRRUS 88	821044
Carl Pescio	CIRRUS 45	821001	Carl Pescio	CIRRUS 89	821045
Carl Pescio	CIRRUS 46	821002	Carl Pescio	CIRRUS 90	821046
Carl Pescio	CIRRUS 47	821003	Carl Pescio	CIRRUS 91	821047
Carl Pescio	CIRRUS 48	821004	Carl Pescio	CIRRUS 92	821048
Carl Pescio	CIRRUS 49	821005	Carl Pescio	CIRRUS 93	821049
Carl Pescio	CIRRUS 50	821006	Carl Pescio	CIRRUS 94	821050
Carl Pescio	CIRRUS 51	821007	Carl Pescio	CIRRUS 95	821051
Carl Pescio	CIRRUS 52	821008	Carl Pescio	CIRRUS 96	821052
Carl Pescio	CIRRUS 53	821009	Carl Pescio	CIRRUS 97	821053
Carl Pescio	CIRRUS 54	821010	Carl Pescio	CIRRUS 98	821054
Carl Pescio	CIRRUS 55	821011	Carl Pescio	CIRRUS 99	821055
Carl Pescio	CIRRUS 56	821012	Carl Pescio	CIRRUS 100	821056
Carl Pescio	CIRRUS 57	821013	Carl Pescio	CIRRUS 101	821057
Carl Pescio	CIRRUS 58	821014	Carl Pescio	CIRRUS 102	821058
Carl Pescio	CIRRUS 59	821015	Carl Pescio	CIRRUS 103A	821059
Carl Pescio	CIRRUS 60	821016	Carl Pescio	CIRRUS 103B	821060
Carl Pescio	CIRRUS 61	821017	Carl Pescio	CIRRUS 104	821061
Carl Pescio	CIRRUS 62	821018	Carl Pescio	CIRRUS 105	821062

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Carl Pescio	CIRRUS 106	821063	Carl Pescio	CIRRUS 150	821107
Carl Pescio	CIRRUS 107	821064	Carl Pescio	CIRRUS 151	821108
Carl Pescio	CIRRUS 108	821065	Carl Pescio	CIRRUS 152	821109
Carl Pescio	CIRRUS 109	821066	Carl Pescio	CIRRUS 153	821110
Carl Pescio	CIRRUS 110	821067	Carl Pescio	CIRRUS 154	821111
Carl Pescio	CIRRUS 111	821068	Carl Pescio	ISC 111	821112
Carl Pescio	CIRRUS 112	821069	Carl Pescio	ISC 129	821113
Carl Pescio	CIRRUS 113	821070	Carl Pescio	ISC 131	821114
Carl Pescio	CIRRUS 114	821071	Carl Pescio	ISC 133	821115
Carl Pescio	CIRRUS 115	821072	Carl Pescio	ISC 135	821116
Carl Pescio	CIRRUS 116	821073	Carl Pescio	ISC 147	821117
Carl Pescio	CIRRUS 117	821074	Carl Pescio	ISC 148	821118
Carl Pescio	CIRRUS 118	821075	Carl Pescio	ISC 157	821119
Carl Pescio	CIRRUS 119	821076	Carl Pescio	ISC 158	821120
Carl Pescio	CIRRUS 120	821077	Carl Pescio	ISC 159	821121
Carl Pescio	CIRRUS 121	821078	Carl Pescio	ISC 160	821122
Carl Pescio	CIRRUS 122	821079	Carl Pescio	ISC 167	821123
Carl Pescio	CIRRUS 123	821080	Carl Pescio	ISC 168	821124
Carl Pescio	CIRRUS 124	821081	Carl Pescio	ISC 169	821125
Carl Pescio	CIRRUS 125	821082	Carl Pescio	ISC 170	821126
Carl Pescio	CIRRUS 126	821083	Carl Pescio	ISC 171	821127
Carl Pescio	CIRRUS 127	821084	Carl Pescio	ISC 172	821128
Carl Pescio	CIRRUS 128	821085	Carl Pescio	ISC 173	821129
Carl Pescio	CIRRUS 129	821086	Carl Pescio	ISC 175	821130
Carl Pescio	CIRRUS 130	821087	Carl Pescio	ISC 177	821131
Carl Pescio	CIRRUS 131	821088	Carl Pescio	ISC 178	821132
Carl Pescio	CIRRUS 132	821089	Carl Pescio	ISC 179	821133
Carl Pescio	CIRRUS 133	821090	Carl Pescio	ISC 180	821134
Carl Pescio	CIRRUS 134	821091	Carl Pescio	ISC 185	821135
Carl Pescio	CIRRUS 135	821092	Carl Pescio	ISC 186	821136
Carl Pescio	CIRRUS 136	821093	Carl Pescio	ISC 187	821137
Carl Pescio	CIRRUS 137	821094	Carl Pescio	ISC 188	821138
Carl Pescio	CIRRUS 138	821095	Carl Pescio	ISC 207	821139
Carl Pescio	CIRRUS 139	821096	Carl Pescio	ISC 209	821140
Carl Pescio	CIRRUS 140	821097	Carl Pescio	ISC 211	821141
Carl Pescio	CIRRUS 141	821098	Carl Pescio	ISC 213	821142
Carl Pescio	CIRRUS 142	821099	Carl Pescio	ISC 214	821143
Carl Pescio	CIRRUS 143	821100	Carl Pescio	ISC 215	821144
Carl Pescio	CIRRUS 144	821101	Carl Pescio	ISC 216	821145
Carl Pescio	CIRRUS 145	821102	Carl Pescio	ISC 217	821146
Carl Pescio	CIRRUS 146	821103	Carl Pescio	ISC 218	821147
Carl Pescio	CIRRUS 147	821104	Carl Pescio	ISC 219	821148
Carl Pescio	CIRRUS 148	821105	Carl Pescio	ISC 220	821149
Carl Pescio	CIRRUS 149	821106	Carl Pescio	ISC 225	821150

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Carl Pescio	ISC 226	821151	Carl Pescio	ISC 280	821195
Carl Pescio	ISC 235	821152	Carl Pescio	ISC 281	821196
Carl Pescio	ISC 236	821153	Carl Pescio	ISC 282	821197
Carl Pescio	ISC 237	821154	Carl Pescio	ISC 283	821198
Carl Pescio	ISC 238	821155	Carl Pescio	ISC 284	821199
Carl Pescio	ISC 239	821156	Carl Pescio	ISC 285	821200
Carl Pescio	ISC 240	821157	Carl Pescio	ISC 286	821201
Carl Pescio	ISC 241	821158	Carl Pescio	ISC 287	821202
Carl Pescio	ISC 242	821159	Carl Pescio	ISC 288	821203
Carl Pescio	ISC 243	821160	Carl Pescio	ISC 289	821204
Carl Pescio	ISC 244	821161	Carl Pescio	ISC 290	821205
Carl Pescio	ISC 245	821162	Carl Pescio	ISC 301	821206
Carl Pescio	ISC 246	821163	Carl Pescio	ISC 302	821207
Carl Pescio	ISC 257	821164	Carl Pescio	ISC 303	821208
Carl Pescio	ISC 258	821165	Carl Pescio	ISC 304	821209
Carl Pescio	ISC 259	821166	Carl Pescio	ISC 305	821210
Carl Pescio	ISC 259B	821167	Carl Pescio	ISC 306	821211
Carl Pescio	ISC 260	821168	Carl Pescio	ISC 307	821212
Carl Pescio	ISC 260B	821169	Carl Pescio	ISC 308	821213
Carl Pescio	ISC 261	821170	Carl Pescio	ISC 309	821214
Carl Pescio	ISC 261B	821171	Carl Pescio	ISC 310	821215
Carl Pescio	ISC 262	821172	Carl Pescio	ISC 311	821216
Carl Pescio	ISC 262B	821173	Carl Pescio	ISC 312	821217
Carl Pescio	ISC 263	821174	Carl Pescio	ISC 327	821218
Carl Pescio	ISC 263B	821175	Carl Pescio	ISC 328	821219
Carl Pescio	ISC 264	821176	Carl Pescio	ISC 329	821220
Carl Pescio	ISC 264B	821177	Carl Pescio	ISC 330	821221
Carl Pescio	ISC 265	821178	Carl Pescio	ISC 331	821222
Carl Pescio	ISC 265B	821179	Carl Pescio	ISC 332	821223
Carl Pescio	ISC 266	821180	Carl Pescio	ISC 333	821224
Carl Pescio	ISC 266B	821181	Carl Pescio	ISC 334	821225
Carl Pescio	ISC 267	821182	Carl Pescio	ISC 335	821226
Carl Pescio	ISC 268	821183	Carl Pescio	ISC 336	821227
Carl Pescio	ISC 269	821184	Carl Pescio	ISC 337	821228
Carl Pescio	ISC 270	821185	Carl Pescio	ISC 338	821229
Carl Pescio	ISC 271	821186	Carl Pescio	ISC 339	821230
Carl Pescio	ISC 272	821187	Carl Pescio	ISC 340	821231
Carl Pescio	ISC 273	821188	Carl Pescio	ISC 341	821232
Carl Pescio	ISC 274	821189	Carl Pescio	ISC 342	821233
Carl Pescio	ISC 275	821190	Carl Pescio	ISC 343	821234
Carl Pescio	ISC 276	821191	Carl Pescio	ISC 344	821235
Carl Pescio	ISC 277	821192	Carl Pescio	NIMBUS 19	822011
Carl Pescio	ISC 278	821193	Carl Pescio	NIMBUS 20	822012
Carl Pescio	ISC 279	821194	Carl Pescio	NIMBUS 21	822013

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #	Claim Holder	Claim Name	NMC #
Carl Pescio	NIMBUS 22	822014	Carl Pescio	NIMBUS 64	822058
Carl Pescio	NIMBUS 23	822015	Carl Pescio	NIMBUS 65	822059
Carl Pescio	NIMBUS 24	822016	Carl Pescio	NIMBUS 66	822060
Carl Pescio	NIMBUS 25	822017	Carl Pescio	NIMBUS 67	822061
Carl Pescio	NIMBUS 25A	822018	Carl Pescio	NIMBUS 68	822062
Carl Pescio	NIMBUS 26	822019	Carl Pescio	NIMBUS 69	822063
Carl Pescio	NIMBUS 26A	822020	Carl Pescio	NIMBUS 70	822064
Carl Pescio	NIMBUS 27	822021	Carl Pescio	NIMBUS 71	822065
Carl Pescio	NIMBUS 28	822022	Carl Pescio	NIMBUS 72	822066
Carl Pescio	NIMBUS 29	822023	Carl Pescio	NIMBUS 73	822067
Carl Pescio	NIMBUS 30	822024	Carl Pescio	NIMBUS 74	822068
Carl Pescio	NIMBUS 31	822025	Carl Pescio	NIMBUS 75	822069
Carl Pescio	NIMBUS 32	822026	Carl Pescio	NIMBUS 76	822070
Carl Pescio	NIMBUS 33	822027	Carl Pescio	NIMBUS 77	822071
Carl Pescio	NIMBUS 34	822028	Carl Pescio	NIMBUS 78	822072
Carl Pescio	NIMBUS 35	822029	Carl Pescio	NIMBUS 79	822073
Carl Pescio	NIMBUS 36	822030	Carl Pescio	NIMBUS 80	822074
Carl Pescio	NIMBUS 37	822031	Carl Pescio	NIMBUS 81	822075
Carl Pescio	NIMBUS 38	822032	Carl Pescio	NIMBUS 82	822076
Carl Pescio	NIMBUS 39	822033	Carl Pescio	NIMBUS 83	822077
Carl Pescio	NIMBUS 40	822034	Carl Pescio	NIMBUS 84	822078
Carl Pescio	NIMBUS 41	822035	Carl Pescio	NIMBUS 85	822079
Carl Pescio	NIMBUS 42	822036	Carl Pescio	NIMBUS 86	822080
Carl Pescio	NIMBUS 43	822037	Carl Pescio	NIMBUS 87	822081
Carl Pescio	NIMBUS 44	822038	Carl Pescio	NIMBUS 88	822082
Carl Pescio	NIMBUS 45	822039	Carl Pescio	NIMBUS 89	822083
Carl Pescio	NIMBUS 46	822040	Carl Pescio	NIMBUS 90	822084
Carl Pescio	NIMBUS 47	822041	Carl Pescio	NIMBUS 91	822085
Carl Pescio	NIMBUS 48	822042	Carl Pescio	NIMBUS 92	822086
Carl Pescio	NIMBUS 49	822043	Carl Pescio	NIMBUS 93	822087
Carl Pescio	NIMBUS 50	822044	Carl Pescio	NIMBUS 94	822088
Carl Pescio	NIMBUS 51	822045	Carl Pescio	NIMBUS 95	822089
Carl Pescio	NIMBUS 52	822046	Carl Pescio	NIMBUS 96	822090
Carl Pescio	NIMBUS 53	822047	Carl Pescio	NIMBUS 97	822091
Carl Pescio	NIMBUS 54	822048	Carl Pescio	NIMBUS 98	822092
Carl Pescio	NIMBUS 55	822049	Carl Pescio	NIMBUS 99	822093
Carl Pescio	NIMBUS 56	822050	Carl Pescio	NIMBUS 100	822094
Carl Pescio	NIMBUS 57	822051	Carl Pescio	NIMBUS 101	822095
Carl Pescio	NIMBUS 58	822052	Carl Pescio	NIMBUS 1000	822096
Carl Pescio	NIMBUS 59	822053	Carl Pescio	NIMBUS 1001	822097
Carl Pescio	NIMBUS 60	822054	Carl Pescio	NIMBUS 102	823028
Carl Pescio	NIMBUS 61	822055	Carl Pescio	NIMBUS 103	823029
Carl Pescio	NIMBUS 62	822056	Carl Pescio	NIMBUS 104	823030
Carl Pescio	NIMBUS 63	822057	Carl Pescio	NIMBUS 105	823031

Geologix (U.S.) Inc. - Silver Cloud Project, Elko County, Nevada

Claim Holder	Claim Name	NMC #
Carl Pescio	NIMBUS 106	823032
Carl Pescio	NIMBUS 107	823033
Carl Pescio	NIMBUS 108	823034
Carl Pescio	NIMBUS 109	823035
Carl Pescio	NIMBUS 110	823036
Carl Pescio	NIMBUS 111	823037
Carl Pescio	NIMBUS 112	823038
Carl Pescio	NIMBUS 113	823039
Carl Pescio	NIMBUS 114	823040
Carl Pescio	NIMBUS 115	823041
Carl Pescio	NIMBUS 116	823042
Carl Pescio	NIMBUS 117	823043
Carl Pescio	NIMBUS 118	823044
Carl Pescio	NIMBUS 119	823045
Carl Pescio	NIMBUS 120	823046
Carl Pescio	NIMBUS 121	823047
Carl Pescio	NIMBUS 122	823048
Carl Pescio	NIMBUS 123	823049
Carl Pescio	NIMBUS 124	823050
Carl Pescio	NIMBUS 125	823051
Carl Pescio	NIMBUS 126	823052
Carl Pescio	NIMBUS 127	823053
Carl Pescio	NIMBUS 128	823054
Carl Pescio	NIMBUS 129	823055

Federal & State Royalties: any royalties payable to the State of Nevada or the United States of America.

Pescio Royalty: 3% net smelter returns production royalty payable to Carl and Janet Pescio of Nevada on the Pescio Claims pursuant to the Pescio Lease.

Royal Gold Royalty: 2% net smelter returns production royalty originally payable to Placer Dome U.S. Inc., until assumed by Barrick Gold Corporation and then acquired by Royal Gold, Inc.

SCHEDULE “2”
MINING CLAIMS MAP

38N 47E
37N 47E
38N 47E
37N 47E
38N 48E
37N 48E
Pescio AOI boundary
6
5
4
3
2
1
6
7
8
9
10
11
12
7
18
17
16
15
14
13
18
19
20
21
22
23
24
19
30
29
28
27
26
25
30
31
32
33
34
35
36
31
T37N R47E
37N 47E
36N 47E
37N 47E
36N 47E
37N 48E
36N 48E
T36N R47E
6
5
4
3
2
1
6
7
8
9
10
11
12
T36N R48E
7
Pescio AOI boundary
18
17
16
15
14
13
18

SCHEDULE “3”
OUTSTANDING CLAIMS BY NATIVES

NOT APPLICABLE

SCHEDULE “4”

OUTSTANDING PROCEEDINGS

NOT APPLICABLE

SCHEDULE “5”

MATERIAL CONTRACTS

Excepting the Pescio Lease and the royalties payable to the Pescios and Royal Gold, Inc., there are no material contracts associated with the Silver Cloud property.